Exhibit 99.1

Climb Global Solutions Reports Record Third Quarter 2024 Results

Net Income and Adjusted Net Income up more than 2x to $5.5 Million or $1.19 per Share and $7.1 million or $1.55 per share, respectively;

Adjusted EBITDA up 96% to $9.9 Million

Net Sales up 52% to $119.3 Million, with Adjusted Gross Billings up 65% to $465.2 Million

EATONTOWN, N.J., October 30, 2024 – Climb Global Solutions, Inc. (NASDAQ:CLMB) (“Climb”, the “Company”, “we”, or “our”), a value-added global IT channel company providing unique sales and distribution solutions for innovative technology vendors, is reporting results for the third quarter ended September 30, 2024.

Third Quarter 2024 Summary vs. Same Year-Ago Quarter

●	Net sales increased 52% to $119.3 million.
●	Adjusted gross billings (a non-GAAP financial measure defined below) increased 65% to $465.2 million.
●	Net income increased more than 2x to $5.5 million or $1.19 per diluted share.
●	Adjusted net income (a non-GAAP financial measure defined below) also increased more than 2x to $7.1 million or $1.55 per diluted share.
●	Adjusted EBITDA (a non-GAAP financial measure defined below) increased 96% to $9.9 million.

Management Commentary

“Q3 was another period of exceptional growth for Climb as we generated record levels across all key financial metrics, while delivering on our acquisition objectives,” said CEO Dale Foster. “Our strong performance was driven by the execution of our core initiatives and the integration of DSS and DataSolutions into our operating platform. We also generated double-digit organic growth in both the U.S. and Europe as we deepened relationships with existing customers while signing new, innovative vendors to our line card.

“Looking ahead, we will continue to leverage our global infrastructure to foster organic growth while actively evaluating M&A targets that complement our geographic footprint, expand our service and solution offerings and, most importantly, align with our high-performance culture. We expect to unlock additional synergies from our acquisitions and further improve operating leverage as we execute across our global platform. We believe that these initiatives, coupled with our proven track record of accretive M&A, will enable us to close out 2024 on a strong note and achieve another year of record results.”

Dividend

Subsequent to quarter end, on October 28, 2024, Climb’s Board of Directors declared a quarterly dividend of $0.17 per share of its common stock payable on November 15, 2024, to shareholders of record on November 11, 2024.

Third Quarter 2024 Financial Results

Net sales in the third quarter of 2024 increased 52% to $119.3 million compared to $78.5 million for the same period in 2023. This reflects organic growth from new and existing vendors, as well as contributions from the Company’s acquisitions of Douglas Stewart Software & Services, LLC ("DSS") on July 31, 2024 and DataSolutions Holdings Limited (“DataSolutions”) on October 6, 2023. In addition, adjusted gross billings ("AGB") in the third quarter of 2024 increased 65% to $465.2 million compared to $281.9 million in the year-ago period.

Gross profit in the third quarter of 2024 increased 70% to $24.3 million compared to $14.3 million for the same period in 2023. The increase was driven by organic growth from new and existing vendors in both North America and Europe, as well as contribution from DSS and DataSolutions.

Selling, general, and administrative (“SG&A”) expenses in the third quarter of 2024 were $13.9 million compared to $10.1 million in the year-ago period. SG&A from DSS and DataSolutions drove the majority of the increase as well as variable sales compensation attributed to the growth of AGB. SG&A as a percentage of adjusted gross billings decreased to 3.0% for the third quarter of 2024 compared to 3.6% in the year-ago period.

Net income in the third quarter of 2024 increased more than 2x to $5.5 million or $1.19 per diluted share, compared to $2.4 million or $0.52 per diluted share for the same period in 2023. Net income was impacted by a $1.2 million charge related to a chance in fair value of acquisition contingent consideration associated with DataSolutions. Adjusted net income also increased more than 2x to $7.1 million or $1.55 per diluted share, compared to $2.6 million or $0.56 per diluted share for the year-ago period. The Company’s earnings per diluted share in the third quarter of 2024 was negatively impacted by $0.05 in FX compared to the prior year quarter.

Adjusted EBITDA in the third quarter of 2024 increased 96% to $9.9 million compared to $5.1 million for the same period in 2023. The increase was primarily driven by organic growth from both new and existing vendors, as well as contribution from the Company’s acquisitions of DSS and DataSolutions. Effective margin, which is defined as adjusted EBITDA as a percentage of gross profit, increased 500 basis points to 41% compared to 36% for the same period in 2023.

On September 30, 2024, cash and cash equivalents were $22.1 million compared to $36.3 million on December 31, 2023, while working capital decreased by $12.3 million during this period. The decrease in cash was primarily attributed to the cash paid at closing for the acquisition of DSS, $20.9 million, as well as the timing of receivable collections and payables. Climb had $0.9 million of outstanding debt on September 30, 2024, with no borrowings outstanding under its $50 million revolving credit facility.

For more information on the non-GAAP financial measures discussed in this press release, please see the section titled, “Non-GAAP Financial Measures,” and the reconciliations of non-GAAP financial measures to their nearest comparable GAAP financial measures at the end of this press release.

Conference Call

The Company will conduct a conference call tomorrow, October 31, 2024, at 8:30 a.m. Eastern time to discuss its results for the third quarter ended September 30, 2024.

Climb management will host the conference call, followed by a question-and-answer period.

Date: Thursday, October 31, 2024
Time: 8:30 a.m. Eastern time
Toll-free dial-in number: (800) 274-8461

International dial-in number: (203) 518-9814

Conference ID: CLIMB

Webcast: Climb’s Q3 2024 Conference Call

If you have any difficulty registering or connecting with the conference call, please contact Elevate IR at (720) 330-2829.

The conference call will also be available for replay on the investor relations section of the Company’s website at www.climbglobalsolutions.com.

About Climb Global Solutions

Climb Global Solutions, Inc. (NASDAQ:CLMB) is a value-added global IT distribution and solutions company specializing in emerging and innovative technologies. Climb operates across the US, Canada and Europe through multiple business units, including Climb Channel Solutions, Grey Matter and Climb Global Services. The Company provides IT distribution and solutions for companies in the Security, Data Management, Connectivity, Storage & HCI, Virtualization & Cloud, and Software & ALM industries.

Additional information can be found by visiting www.climbglobalsolutions.com.

Non-GAAP Financial Measures

Climb Global Solutions uses non-GAAP financial measures, including adjusted gross billings, adjusted net income and adjusted EBITDA, as supplemental measures of the performance of the Company’s business. Use of these financial measures has limitations, and you should not consider them in isolation or use them as substitutes for analysis of Climb’s financial results under generally accepted accounting principles in the United States of America (“U.S. GAAP”). The attached tables provide definitions of these measures and a reconciliation of each non-GAAP financial measure to the most nearly comparable measure under U.S. GAAP.

Forward-Looking Statements

The statements in this release, other than statements of historical fact, are “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), and are intended to come within the safe harbor protection provided by those sections.  These forward-looking statements are subject to certain risks and uncertainties. Many of the forward-looking statements may be identified by words such as ”look forward,” “believes,” “expects,” “intends,” “anticipates,” “plans,” “estimates,” “projects,” “forecasts,” “should,” “could,” “would,” “will,” “confident,” “may,” “can,” “potential,” “possible,” “proposed,” “in process,” “under construction,” “in development,” “opportunity,” “target,” “outlook,” “maintain,” “continue,” “goal,” “aim,” “commit,” or similar expressions, or when we discuss our priorities, strategy, goals, vision, mission, opportunities, projections, intentions or expectations. In this press release, the forward-looking statements relate to, among other things, declaring and reaffirming our strategic goals, future operating results, and the effects and potential benefits of the strategic acquisition on our business. Factors, among others, that could cause actual results and events to differ materially from those described in any forward-looking statements include, without limitation, our ability to recognize the anticipated benefits of the acquisitions of Data Solutions Holdings Limited and Douglas Stewart Software & Services, LLC, the continued acceptance of the Company’s distribution channel by vendors and customers, the timely availability and acceptance of new products, product mix, market conditions, competitive pricing pressures, the successful integration of acquisitions, contribution of key vendor relationships and support programs, inflation, as well as factors that affect the software industry in general. The forward-looking statements contained herein are also subject generally to other risks and uncertainties that are described in the section entitled “Risk Factors” contained in Item 1A. of our Annual Report on Form 10-K for the fiscal year ended December 31, 2023, and from time to time in the Company’s filings with the Securities and Exchange Commission.

Company Contact

Drew Clark
Chief Financial Officer
(732) 389-0932
Drew@ClimbGS.com

Investor Relations Contact

Sean Mansouri, CFA or Aaron D'Souza
Elevate IR
(720) 330-2829
CLMB@elevate-ir.com

CLIMB GLOBAL SOLUTIONS, INC. AND SUBSIDIARIES

CONDENSED CONSOLIDATED BALANCE SHEETS

(Unaudited)

(Amounts in thousands, except share and per share amounts)

	September 30,	December 31,
	2024	2023

ASSETS
Current assets:
Cash and cash equivalents	$22,139	$36,295
Accounts receivable, net of allowance for doubtful accounts of $640 and $709, respectively	247,907	222,269
Inventory, net	4,445	3,741
Prepaid expenses and other current assets	6,629	6,755
Total current assets	281,120	269,060

Equipment and leasehold improvements, net	12,151	8,850
Goodwill	29,628	27,182
Other intangibles, net	46,041	26,930
Right-of-use assets, net	937	878
Accounts receivable, net of current portion	752	797
Other assets	863	1,077
Deferred income tax assets	448	324
Total assets	$371,940	$335,098
LIABILITIES AND STOCKHOLDERS’ EQUITY

Current liabilities:
Accounts payable and accrued expenses	$273,893	$249,648
Lease liability, current portion	533	450
Term loan, current portion	555	540
Total current liabilities	274,981	250,638

Lease liability, net of current portion	796	879
Deferred income tax liabilities	5,671	5,554
Term loan, net of current portion	334	752
Other non-current liabilities	2,490	2,505
Total liabilities	284,272	260,328

Commitments and contingencies

Stockholders’ equity:
Common stock, $.01 par value; 10,000,000 shares authorized; 5,284,500 shares issued: 4,606,790 and 4,573,448 shares outstanding, respectively	53	53
Additional paid-in capital	36,676	34,647
Treasury stock, at cost, 677,710 and 711,052 shares, respectively	(12,777)	(12,623)
Retained earnings	62,560	53,215
Accumulated other comprehensive income (loss)	1,156	(522)
Total stockholders’ equity	87,668	74,770
Total liabilities and stockholders' equity	$371,940	$335,098

CLIMB GLOBAL SOLUTIONS, INC. AND SUBSIDIARIES

CONDENSED CONSOLIDATED STATEMENTS OF INCOME

(Unaudited)

(Amounts in thousands, except per share data)

	Nine months ended		Three months ended
	September 30,		September 30,
	2024	2023	2024	2023

Net sales	$303,847	$245,229	$119,349	$78,457

Cost of sales, excluding depreciation and amortization expense	244,014	202,053	95,092	64,183

Gross profit	59,833	43,176	24,257	14,274

Selling, general, and administrative expenses	39,433	31,930	13,937	10,122
Depreciation and amortization expense	2,933	1,934	1,197	617
Acquisition related costs	1,201	277	609	246
Total selling, general and administrative expenses	43,567	34,141	15,743	10,985

Income from operations	16,266	9,035	8,514	3,289

Interest, net	755	760	198	318
Foreign currency transaction loss	(688)	(100)	(442)	(140)
Change in fair value of acquisition contingent consideration	(1,152)	—	(1,152)	—
Income before provision for income taxes	15,181	9,695	7,118	3,467
Provision for income taxes	3,561	2,618	1,659	1,095

Net income	$11,620	$7,077	$5,459	$2,372

Income per common share-Basic	$2.54	$1.57	$1.19	$0.52
Income per common share-Diluted	$2.54	$1.57	$1.19	$0.52

Weighted average common shares outstanding — Basic	4,458	4,392	4,476	4,414
Weighted average common shares outstanding — Diluted	4,458	4,392	4,476	4,414

Dividends paid per common share	$0.51	$0.51	$0.17	$0.17

Reconciliation of GAAP and Non-GAAP Financial Measures (unaudited)

(Amounts in thousands, except per share data)

The table below presents net sales reconciled to adjusted gross billings (Non-GAAP) (1):

	Nine months ended		Three months ended
	September 30,	September 30,	September 30,	September 30,
	2024	2023	2024	2023

Net sales	$303,847	$245,229	$119,349	$78,457
Costs of sales related to sales where the Company is an agent	876,447	618,110	345,835	203,458
Adjusted gross billings (Non-GAAP)	$1,180,294	$863,339	$465,184	$281,915

(1)	We define adjusted gross billings as net sales in accordance with US GAAP, adjusted for the cost of sales related to sales where the Company is an agent. We provided a reconciliation of adjusted gross billings to net sales, which is the most directly comparable US GAAP measure. We use adjusted gross billings of product and services as a supplemental measure of our performance to gain insight into the volume of business generated by our business, and to analyze the changes to our accounts receivable and accounts payable. Our use of adjusted gross billings of product and services as analytical tools has limitations, and you should not consider them in isolation or as substitutes for analysis of our financial results as reported under US GAAP. In addition, other companies, including companies in our industry, might calculate adjusted gross billings of product and services or similarly titled measures differently, which may reduce their usefulness as comparative measures.

The table below presents net income reconciled to adjusted EBITDA (Non-GAAP) (2):

	Nine months ended		Three months ended
	September 30,	September 30,	September 30,	September 30,
Net income reconciled to adjusted EBITDA (Non-GAAP):	2024	2023	2024	2023

Net income	$11,620	$7,077	$5,459	$2,372
Provision for income taxes	3,561	2,618	1,659	1,095
Depreciation and amortization	2,933	1,934	1,197	617
Interest expense	266	94	105	45
EBITDA	18,380	11,723	8,420	4,129
Share-based compensation	2,810	3,422	904	687
Acquisition related costs	1,201	277	609	246
Adjusted EBITDA	$22,391	$15,422	$9,933	$5,062

	Nine months ended		Three months ended
	September 30,	September 30,	September 30,	September 30,
	2024	2023	2024	2023
Components of interest, net

Amortization of discount on accounts receivable with extended payment terms	$(23)	$(41)	$(6)	$(12)
Interest income	(998)	(813)	(297)	(351)
Interest expense	266	94	105	45
Interest, net	$(755)	$(760)	$(198)	$(318)

(2)	We define adjusted EBITDA, as net income, plus provision for income taxes, depreciation, amortization, share-based compensation, interest and acquisition related costs. We define effective margin as adjusted EBITDA as a percentage of gross profit. We provided a reconciliation of adjusted EBITDA to net income, which is the most directly comparable US GAAP measure. We use adjusted EBITDA as a supplemental measure of our performance to gain insight into our businesses profitability when compared to the prior year and our competitors. Adjusted EBITDA is also a component to our financial covenants in our credit facility. Our use of adjusted EBITDA has limitations, and you should not consider it in isolation or as a substitute for analysis of our financial results as reported under US GAAP. In addition, other companies, including companies in our industry, might calculate adjusted EBITDA, or similarly titled measures differently, which may reduce their usefulness as comparative measures.

The table below presents net income reconciled to adjusted EBITDA (Non-GAAP) (3):

	Nine months ended		Three months ended
	September 30,	September 30,	September 30,	September 30,
	2024	2023	2024	2023

Net income	$11,620	$7,077	$5,459	$2,372
Acquisition related costs, net of income taxes	901	208	457	185
One-time CEO stock grant	—	1,796	—	—
Change in fair value of acquisition contingent consideration	1,152	—	1,152	—
Adjusted net income	$13,673	$9,081	$7,068	$2,557

Adjusted net income per common share - diluted	$3.00	$2.03	$1.55	$0.56

(3)	We define adjusted net income as net income excluding acquisition related costs, net of income taxes, the stock compensation expense recognized for the one-time CEO stock grant, and the change in fair value of acquisition contingent consideration. We provided a reconciliation of adjusted net income to net income, which is the most directly comparable U.S. GAAP measure. We use adjusted net income as a supplemental measure of our performance to gain insight into comparison of our businesses profitability when compared to the prior year. Our use of adjusted net income has limitations, and you should not consider it in isolation or as a substitute for analysis of our financial results as reported under U.S. GAAP. In addition, other companies, including companies in our industry, might calculate adjusted net income, or similarly titled measures differently, which may reduce their usefulness as comparative measures.